ASSIGNMENT

KNOW ALL BY THESE PRESENTS:

That Newmark Investment Limited, a corporation organized under the laws of Hong Kong, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns all of its right, title and interest in and to that certain loan of USD $2M  that was made to finance the business operations of Oak Ridge Energy Technologies, Inc., a Colorado corporation (“Oak Ridge”) (the “Oak Ridge Loan”), and any right of lien on any assets of Oak Ridge as a result of such Oak Ridge Loan or other rights therein to Expedia Holdings Limited, a corporation organized under the laws of Hong Kong.

EXPEDIA HOLDINGS LIMITED

Sole Director of Newmark Investment Limited

Dated: 2/24/2014

.

By /s/ Jiahe Hong

     Jiahe Hong, Director

     Expedia Holdings Limited

NOTICE

TO:

Oak Ridge Energy Technologies, Inc.

3046 E. Brighton Place

Salt Lake City, Utah  84121

In accordance with the attached Consent of the Sole Member of the Board of Directors of Newmark Investment Limited, a corporation organized under the laws of Hong Kong (“Newmark”), Newmark has assigned all of its right, title and interest in and to the USD$2M loan to finance the business operations of Oak Ridge Energy Technologies, Inc. (the “Oak Ridge Loan”) to Expedia Holdings Limited, a corporation organized under the laws of Hong Kong.

EXPEDIA HOLDINGS LIMITED

Sole Director of Newmark Investment Limited

Dated: 2/24/2014

By /s/ Jiahe Hong

     Jiahe Hong, Director

     Expedia Holdings Limited